As filed with the Securities and Exchange Commission on August 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANWORTH MORTGAGE ASSET CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	52-2059785
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan

(Full title of the plan)

Lloyd McAdams

Chairman of the Board, President and Chief Executive Officer

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

(310) 255-4493

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Kelson, Esq.

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Tel: (310) 586-3856

Fax: (310) 586-0556

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	2,000,000	$5.07	$10,140,000	$1,306

(1)	Represents shares of the Registrant’s common stock reserved for issuance in respect of awards to be granted under the Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan (the “2014 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable under the 2014 Plan by reason of any recapitalization, stock split, stock dividend, or other similar transaction effected without receipt of consideration where the Registrant’s outstanding shares of common stock are increased, converted or exchanged.
(2)	Calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sale prices for the Registrant’s common stock on the New York Stock Exchange on August 4, 2014.

EXPLANATORY NOTE

Anworth Mortgage Asset Corporation (the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), issuable in respect of awards to be granted under the Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan (the “2014 Plan”), and such indeterminate number of shares as may become available under the 2014 Plan as a result of adjustment provisions thereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2014 Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the 2014 Plan in accordance with Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:

Anworth Mortgage Asset Corporation

1299 Ocean Avenue, Second Floor

Santa Monica, California 90401

Attention: John T. Hillman, Vice President, Director of Investor Relations

Tel: (310) 255-4493

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents which have been previously filed with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on February 26, 2014;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, as filed with the Commission on May 8, 2014;

(c)	The Company’s Current Reports on Form 8-K, as filed with the Commission on January 27, 2014, March 20, 2014, March 25, 2014, April 1, 2014, April 17, 2014, April 24, 2014, May 28, 2014, May 29, 2104, June 19, 2014, and June 30, 2014; and

(d)	The description of the Common Stock contained in the Company’s registration statement on Form 8-A
(File No. 001-13709), as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 30, 2003, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed to be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law permits the Company to indemnify, subject to the exceptions set forth therein, any director or officer of the Company who is made a party to any proceeding by reason of service in that capacity to the Company, or who is or was, serving as such with respect to another entity at the request of the Company. The Maryland General Corporation Law also provides that the Company may purchase insurance on behalf of its directors, officers, employees or agents.

The Company’s charter and bylaws require it to provide for indemnification of its officers and directors substantially identical in scope to that permitted under Section 2-418 of the Maryland General Corporation Law. The Company’s

bylaws also provide that the Company must pay the expenses of its officers and directors (acting in their capacity as such) incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of a written undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of appropriate jurisdiction that the officer or director is not entitled to be indemnified by the Company.

The Company’s charter limits the liability of its directors and officers for money damages to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except:

•	to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or

•	if a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit the Company’s ability or its stockholders’ ability to obtain other relief, such as an injunction or rescission.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Amended Articles of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on October 24, 1997)

4.2	Articles of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference herein from the Registrant’s Definitive Proxy Statement filed with the Commission on May 14, 2003)

4.3	Articles of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2008)

4.4	Amended Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 13, 2009)

4.5	Amendment of Bylaws to Amended Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2014)

4.6	Specimen Common Stock Certificate (incorporated by reference herein from Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on December 12, 1997)

5.1	Opinion of DLA Piper LLP (US)

10.1	Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan

23.1	Consent of McGladrey LLP

23.2	Consent of DLA Piper LLP (US) (included within the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on signature page to this Registration Statement)

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, as of August 5, 2014.

ANWORTH MORTGAGE ASSET CORPORATION

By:	/s/ Joseph Lloyd McAdams
Joseph Lloyd McAdams Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Lloyd McAdams and Thad M. Brown, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Lloyd McAdams Joseph Lloyd McAdams	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 5, 2014

/s/ Thad M. Brown Thad M. Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2014

/s/ Joseph E. McAdams	Director	August 5, 2014
Joseph E. McAdams

/s/ Lee A. Ault, III	Director	August 5, 2014
Lee A. Ault, III

/s/ Joe E. Davis	Director	August 5, 2014
Joe E. Davis

/s/ Robert C. Davis Robert C. Davis	Director	August 5, 2014

/s/ Mark S. Maron Mark S. Maron	Director	August 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended Articles of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on October 24, 1997)

4.2	Articles of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference herein from the Registrant’s Definitive Proxy Statement filed with the Commission on May 14, 2003)

4.3	Articles of Amendment to Amended Articles of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2008)

4.4	Amended Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 13, 2009)

4.5	Amendment of Bylaws to Amended Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2014)

4.6	Specimen Common Stock Certificate (incorporated by reference herein from Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on December 12, 1997)

5.1	Opinion of DLA Piper LLP (US)

10.1	Anworth Mortgage Asset Corporation 2014 Equity Compensation Plan

23.1	Consent of McGladrey LLP

23.2	Consent of DLA Piper LLP (US) (included within the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on signature page to this Registration Statement)